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                                                                       EXHIBIT 1



                             JOINT FILING AGREEMENT


                  The undersigned agree that the foregoing Statement on Schedule 13D, dated November 18, 1996 is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(f).


Dated:  November 18, 1996

                                              /s/ Thomas W. Smith
                                           _____________________________________
                                                Thomas W. Smith


                                              /s/ Thomas N. Tryforos
                                           _____________________________________
                                                Thomas N. Tryforos